UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2004

Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1400 Kettering Tower, Dayton, OH		45423

(Address of principal executive offices)		(Zip code)

937-222-2610
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On March 25, 2004, Robbins & Myers, Inc. issued the following press release:

ROBBINS & MYERS APPOINTS NEW DIRECTOR,
ANNOUNCES QUARTERLY DIVIDEND

DAYTON, OHIO, March 25, 2004 . . . Robbins & Myers, Inc. (NYSE:RBN) today announced the appointment of David T. Gibbons to its Board of Directors. Mr. Gibbons fills a seat on the Board left open when John N. Taylor, Jr. did not stand for reelection in December 2003.

Mr. Gibbons is Chairman, President and Chief Executive Officer of the Perrigo Company, Inc., the nation’s largest manufacturer of over-the-counter pharmaceutical and nutritional products. Prior to joining Perrigo in 2000, he served as President, Rubbermaid Europe, a unit of Newell Rubbermaid, Inc. Gibbons held a variety of general management positions with 3M before his tenure with Newell Rubbermaid.

Daniel W. Duval, President and Chief Executive Officer of Robbins & Myers, Inc., stated, “We are very fortunate to attract an executive with Gibbons’ experience and proven ability to serve on our Board.”

The Company also announced that the Board of Directors approved a regular quarterly dividend of $.055 per share (annual rate, $.22), which is payable April 30, 2004 to shareholders of record as of April 9, 2004.

Robbins & Myers, Inc. is a leading supplier of highly engineered application-critical equipment and systems for the global pharmaceutical, energy, and industrial markets. Headquartered in Dayton, Ohio, USA, the Company maintains manufacturing facilities in 15 countries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.

Date:	March 26, 2004	By:/s/ Kevin J. Brown

Kevin J. Brown
Vice President and Chief Financial Officer